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                                                                       Exhibit 4
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                APPLICATION for PREMIER PLANNER VARIABLE ANNUITY
      Lincoln Benefit Life Company, P.O. Box 82532, Lincoln, NE 68501-2532
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
A.  ANNUITANT                              B.  OWNER (if other than annuitant)
---------------------------------------  ---------------------------------------
Name                                       Name
          -----------------------------            ---------------------------
Address                                    Address
          -----------------------------            ---------------------------
City                       State           City                    State
          ---------------        ------           --------------        -----
Zip                 Phone # (  )           Zip              Phone # (  )
          ---------       -------------           ---------       -------------
Sex:   Male    Female  Date of Birth:      Sex:   Male   Female  Date of Birth:
    ---     ---                      -----     ---    ---                      ----
Age:     Social Security Number:           Age:     Social Security Number:
    ---                         -------        ---                         -------
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C.  PRIMARY BENEFICIARY                    D.  CONTINGENT BENEFICIARY
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Name                                       Name
         ------------------------------           ----------------------------
Address                                    Address
         ------------------------------           ----------------------------
City                                       City
         ------------------------------           ----------------------------
State           Zip                        State        Zip
         -----     --------------------          -----      ------------------

Date of Birth:       Soc. Sec. #:          Date of Birth:       Soc. Sec. #:
              -------            -------                 -------            --------
Relationship:                              Relationship:
              -------------------------                  -----------------------
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PURCHASE PAYMENT INFORMATION: First Purchase Payment of $ [ ] submitted herewith
(Check or Money Order should be payable to Lincoln Benefit Life Company). A copy of this  application  duly signed by the agent will constitute  receipt for such amount. If this application is declined,  there will be no liability on the part of the Company,  and any sums submitted with this  application will be refunded.
The Contract Owner intends to make subsequent purchase payments of $ [ ] on a

[ ] monthly(PAM) [ ] quarterly [ ] semi-annually [ ] annual basis [ ] single payment.
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Plan Name/ Form Number:             Enhanced Death Benefit: [ ]  Yes  [ ]  No
                           (If not marked, no Enhanced Death Benefit will apply)
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PURCHASE PAYMENT ALLOCATION:  (whole percentages only and must equal 100%)
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{LSA Variable Series Trust}                          {Goldman Sachs Variable Insurance Trust}
________%{Aggressive Equity}                         ________%{CORE Small Cap Equity}
________%{Balanced}                                  ________%{International Equity}
________%{Growth Equity}                             {OpCap Advisors}
________%{Structured Equity}                         ________%{Equity}
________%{Value Equity}                              ________%{Small Cap}
{Lazard}                                             {PIMCO}
________%{Emerging Markets}                          ________%{Stocks Plus Growth and Income}
________%{International Equity}                      ________%{Foreign Bond}
{J.P. Morgan Series Trust II}                        ________%{Total Return Bond}
________%{Small Company}                             ________%{Money Market}
{Morgan Stanley Dean Witter}                         {Guaranteed Maturity Fixed Account}
________%{Mid-Cap Growth}                            (If available in your state)
________%{Mid-Cap Value}                             ________% {1 year in Guarantee Period}
________%{High Yield Bond}                           ________% {3 year in Guarantee Period}
{Salomon Brothers}                                   ________% {5 year in Guarantee Period}
________%{Capital}                                   ________% {7 year in Guarantee Period}
{Dollar Cost Averaging Fixed Account}                ________% {10 year in Guarantee Period}
________%  (If available in Your State)

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TAX QUALIFICATION STATUS:
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   [ ]  IRA                     [ ]  SEP-IRA    [ ]  SAR-SEP          [ ]  Prototype-SEP
   [ ]  SIMPLE IRA              [ ]  Roth IRA   [ ]  Roth Conversion  [ ]  TSA/403(b)
   [ ]  401 - Funding Vehicle                   [ ]  401 -- LBL Prototype (Attach Adoption Agreement)
   [ ]  Non-Qualified                           [ ]  Other
                                                          ------------------
   Tax year for which contribution is to be applied
                                                    ------------------
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PAM (Pre-Authorized  Method) I authorize the Company to collect $[ ], on the due date specified,  by initiating electronic debit entries to my account. A balance must exist before the program can commence.  ATTACH VOIDED CHECK. (Credit unions and savings accounts are not eligible.)

Signature of Authorized Account Owner _____________________ Date _______________
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Will this annuity  replace or change any existing  policy? [ ] Yes [ ] No If Yes,
give  name  of   company,   policy   issue   date,   policy   number   and  cost
basis.____________________________________
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For Applicants in Arkansas,  Kentucky,  and Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. For Applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal or civil penalties. For Applicants in Colorado: It is
unlawful  to  knowingly  provide  false,   incomplete  or  misleading  facts  or
information to an insurance company for the purpose of defrauding or attempting to defraud the Company. Penalties may include imprisonment, fines, denial of insurance, or civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

I declare: To the best of my knowledge and belief, all statements and answers are true, complete and correctly reported. Lincoln Benefit Life may correct or endorse this application. No change shall be made in the annuity amount or plan or issue age by such endorsement or correction. Under penalties of perjury, I certify that the Social Security Number stated herein is my correct taxpayer ID number, and I am not subject to backup withholding. I UNDERSTAND THAT ANY DISTRIBUTION FROM A FIXED ACCOUNT PRIOR TO THE END OF A RATE GUARANTEE PERIOD MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. I UNDERSTAND THAT ANNUITY PAYMENTS AND SURRENDER VALUES PROVIDED UNDER THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. RECEIPT OF A CURRENT VARIABLE ANNUITY PROSPECTUS IS HEREBY ACKNOWLEDGED.
   [ ]   Please  send  me  a  copy  of  the   Statement  of  Additional
         Information to the Prospectus.

Signed at ___________________________ On (date) _________-________-________
          City/State                             Month      Day       Year
Owner's Signature ___________________________________________________
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TO THE AGENT:  To the best of your knowledge will this annuity replace or change any existing life insurance or annuity in this or any other company?
      [ ] Yes [ ] No

Agent Name __________________ Agent's Signature ________________________________

Agent Number ________________ Agent's Phone No. ________________________________
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TO THE REGISTERED REPRESENTATIVE/BROKER-DEALER:  CHOOSE OPTION:
  [ ] OPTION A       [ ] OPTION B    [ ] OPTION C
Broker/Dealer __________________________ Telephone _____________________________
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TRANSFER AUTHORIZATION:
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      [ ]   I authorize  Lincoln  Benefit Life  Company  ("LBL") to act upon the written or telephone  instructions from the person named below to 1) change
     the   allocation  of  payments  and   deductions   between  and  among  the
     subaccounts; and 2) transfer amounts among the subaccounts. Neither LBL nor any person authorized by us will be responsible for any claim, loss, liability, or expense in connection with such transfer authorization if LBL, or its employees, acts upon transfer instructions in good faith. LBL may establish procedures to determine the proper identification of the person requesting the transfer.

Name and Relationship of Authorized Person:
Name____________________Relationship__________________SS#_______________________

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Signature of Owner____________________________________Date______________________
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